Servier and CTI BioPharma Expand License and Collaboration Agreement to Develop and Commercialize PIXUVRI®

•	Servier will commercialize PIXUVRI in all markets except the US

•	CTI BioPharma will retain rights to commercialize PIXUVRI in the US

Paris, France and Seattle, Washington – 25 April 2017 – Servier and CTI BioPharma Corp. (CTI BioPharma) (NASDAQ and MTA: CTIC) today jointly announced that they agreed to expand their existing license and development collaboration agreement for PIXUVRI® (pixantrone). Under this expanded agreement, Servier will have rights to PIXUVRI in all markets except the US, where CTI BioPharma will retain the commercialization rights. Servier will pay CTI BioPharma €12 million with the potential for CTI BioPharma to receive €76 million in additional sales and regulatory milestone payments as well as royalties on net product sales.

PIXUVRI has been granted conditional marketing authorization from the European Commission for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin B-cell lymphoma (NHL).i As a specific post-authorization requirement, PIXUVRI is currently being investigated in a Phase III clinical trial, PIX306. If positive, the results from this trial will confirm the treatment’s current indication and could support broader indications.

In 2014, CTI granted Servier rights to commercialize the drug globally except in Austria, Denmark, Finland, Germany, Israel, Norway, Sweden, Turkey, UK and the US. With this expanded agreement, which provides Servier’s rights to all markets except the US, the companies will continue to work closely together to build the efficacy and safety evidence for PIXUVRI and to ensure that as many eligible patients as possible are benefitting from it.

“Over the past three years, we have worked hand in hand with our partner, CTI BioPharma, to bring new treatment options to patients in Europe”, said U. Marion Schrenk, MD, Head of Therapeutic Area Oncology of Servier. “We are looking forward to leveraging our expertise in these additional markets to ensure more eligible patients have access to PIXUVRI. Oncology is an important focus for us, and we are fully committed to working with our partners, researchers and scientists to provide patients with novel therapeutic options in areas with high unmet needs.”

“Servier is an important strategic partner for us and has helped bring PIXUVRI to many patients “, said Adam R. Craig, President and CEO of CTI BioPharma. “We look forward to our expanded partnership as we aim to complete the PIX306 trial in the near-term.”

About PIXUVRI (pixantrone)
PIXUVRI is a cytotoxic medicine that works by interfering with the DNA within cells and preventing them from making more copies of DNA. This means that the cancer cells in B-cell NHL cannot divide and eventually die.ii

PIXUVRI is conditionally approved in the EU as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell NHL. The benefit has not been established in patients when used as fifth line or greater chemotherapy in patients who are refractory to last therapy.

The Summary of Product Characteristics (SmPC) has the full prescribing information, including the safety and efficacy profile of PIXUVRI in the approved indication. The SmPC is available at www.servier.com.

About NHL
NHL is an uncommon type of cancer that affects the lymphatic system, which is defined as a network of vessels and glands that run throughout the body.iii The lymphatic system is a key component of the immune system, as it plays a role in destroying old or abnormal cells and fighting bacteria and other infections.iv

Around 93,500 new cases of NHL were diagnosed in Europe in 2012, making it the eleventh most common cancer on the continent.v

NHL comprises more than 60 subtypes, with each requiring a different diagnostic evaluation and treatment approaches. Lymphoma patient groups around the world, led by the umbrella group Lymphoma Coalition, have been recently calling for accurate subtype reporting to allow patients to clearly understand their subtype and have better communication with their doctors. Given the complexities of the condition, access to information is essential to empower patients.

About Servier
Servier is an international pharmaceutical company governed by a foundation and headquartered in Suresnes (France). With a strong international presence in 148 countries and a turnover of 4 billion euros in 2016, Servier employs 21,000 people worldwide. Corporate growth is driven by Servier’s constant search for innovation in five areas of excellence: cardiovascular diseases, diabetes, cancers, immune-inflammatory diseases, and neurodegenerative diseases, as well as by its activities in high-quality generic drugs. Being completely independent, the Group reinvests 25% of turnover (excluding generics) in research and development and uses all its profits for growth.

Becoming a key player in oncology is part of Servier’s long-term strategy. Currently, there are nine molecular entities in clinical development in this area, targeting gastric and lung cancers and other solid tumors, as well as various leukemias and lymphomas. This portfolio of innovative cancer treatments is being developed with partners worldwide, and covers different cancer hallmarks and modalities, including cytotoxics, proapoptotics, targeted, immune and cellular therapies, to deliver life-changing medicines to patients.

More information is available at: www.servier.com and www.servier-oncology.com

About CTI BioPharma
CTI BioPharma Corp. is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. CTI BioPharma has a late-stage development pipeline, including pacritinib for the treatment of patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington. For additional information and to sign up for email alerts and get RSS feeds, please visit www.ctibiopharma.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI BioPharma's securities. Such statements include, but are not limited to, expectations with respect to milestone and royalty payments, the expected benefits and potential of the collaboration and PIXUVRI, including with respect to possibly expanding PIXUVRI into new indications. The statements are based on assumptions about many important factors and information currently available to us to the extent we have thus far had an opportunity to fully and carefully evaluate such information in light of all surrounding facts, circumstances, recommendations and analyses. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI BioPharma and its product and product candidate portfolio in particular including, among others, risks associated with the following: satisfaction of regulatory and other requirements; actions of regulatory bodies and other governmental authorities; changes in laws and regulations; product quality or patient safety issues; product development risks; the impact of competitive products and pricing and reimbursement; that CTI BioPharma cannot predict or guarantee the outcome of preclinical and clinical studies, as well as other risks listed or described from time to time in CTI BioPharma's most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI BioPharma does not intend to update any of the statements in this press release upon further developments.

Servier Contact
Karine Bousseau
Servier External Communications
Tel: +33 1 5572 6037
Email: media@servier.com

CTI BioPharma Contact
Ed Bell
Tel +1 206-272-4345
Email: ebell@ctibiopharma.com

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i http://www.ema.europa.eu/ema/index.jsp?curl=pages/regulation/general/general_content_000925.jsp [last accessed March 2017]
ii http://www.ema.europa.eu/ema/index.jsp?curl=pages/medicines/human/medicines/002055/human_med_001549.jsp&mid=WC0b01ac058001d124 [last accessed March 2017]
iii NHS Conditions webpage. NHL cancer. Available at http://www.nhs.uk/Conditions/non-hodgkins-lymphoma/Pages/Definition.aspx [last accessed March 2017]
iv Cancer Research UK. Lymphatic System. Available at http://www.cancerresearchuk.org/about-cancer/what-is-cancer/body-systems-and-cancer/the-lymphatic-system-and-cancer [Last accessed March 2017]
v Cancer Research UK. Non-Hodgkin lymphoma incidence statistics. Available at
http://www.cancerresearchuk.org/health-professional/cancer-statistics/statistics-by-cancer-type/non-hodgkin-lymphoma/incidence#GCwFbl4szbj1GQxD.99 [last accessed March 2017]